UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2017

DELCATH SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16133	06-1245881
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway, Suite 22C, New York, New York

(Address of principal executive offices)

10019

(Zip code)

(212) 489-2100

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

On December 28, 2017, Delcath Systems, Inc. (the “Company”) entered into exchange agreements (collectively, “Exchange Agreements”), each by and between the Company and an investor from its June 2016 private placement of senior secured convertible notes (as further exchanged, the “Notes”) originally issued pursuant to that certain Securities Purchase Agreement, dated June 6, 2016, by and among the Company and such investors. Pursuant to the Exchange Agreements, we (i) extinguished our remaining $3,027,408 in outstanding obligations under the Notes in full, (ii) obtained a release of restrictions on $2,046,897.66 in restricted cash held in our control accounts, (iii) issued to the investors shares (the “Shares”) of our common stock (or rights (“Rights”) to receive common stock to the extent such issuance of Shares would otherwise result in the beneficial ownership by any such investor of more than 4.9% or 9.9% of our issued and outstanding stock), as applicable, of an aggregate of 123,708,735 shares of our common stock (in each case, subject to trading restrictions set forth in leak out agreements the Company separately entered into with each investor (collectively, the “Leak-Out Agreements”)) and (iv) a cash payment to the investors of $829,830.54 from the restricted cash held in our control accounts. The number of shares of the Company’s issued and outstanding common stock immediately following issuance of the initial Shares to the investors is 114,054,852.

The Rights may be exercised in whole or in part by an investor, without payment of additional consideration, at any time an investor would not beneficially own more than 4.9% or 9.9% (as set forth in the applicable Exchange Agreement) of the Company’s common stock (along with any shares of the Company’s common stock owned by any Attribution Parties) outstanding immediately after giving effect to such exercise. The Shares and Rights were issued in transactions exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended, and the Shares and Rights were also issued in compliance with Section 3(a)(9) thereunder such that for Rule 144 purposes the holding period for the Shares and Rights and shares of Company common stock underlying the Rights may be tacked onto the holding period of the Notes.

The foregoing summaries of the terms of the Exchange Agreements and the Leak-Out Agreements do not purport to be complete and are qualified in their entirety by the terms of the Exchange Agreements and the Leak-Out Agreements attached hereto as Exhibits 10.1 and 10.2, respectively. Roth Capital Partners acted as financial advisor with respect to the transactions described herein.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

10.1	Form of Exchange Agreement

10.2	Form of Leak Out Agreement

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELCATH SYSTEMS, INC.

Date: December 29, 2017	By:	/s/ Jennifer Simpson
	Name:	Jennifer Simpson
	Title:	President and Chief Executive Officer